Exhibit 5.1

[Form of Opinion of Jones Day]

                             , 20

International Coal Group, Inc.

300 Corporate Centre Drive

Scott Depot, West Virginia 25560

Re:	Registration Statement on Form S-3 Filed by International Coal Group, Inc.

Ladies and Gentlemen:

We have acted as counsel for International Coal Group, Inc, a Delaware corporation (the “Company”), in connection with the registration for resale from time to time, on a delayed basis, by selling stockholders shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), as contemplated by the Registration Statement on Form S-3 to which this opinion has been filed as an exhibit (the “Registration Statement”).

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based on the foregoing, and subject to the further limitations, qualifications and assumptions set forth herein, we are of the opinion that, the shares of Common Stock have been authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,